EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

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
CHECK TECHNOLOGY CORPORATION AND SUBSIDIARIES

                                                          Year                     Year                      Year
                                                         Ended                    Ended                     Ended
                                                        9/30/95                   9/30/94                   9/30/93
                                                 --------------         ----------------        ------------------
PRIMARY
  Average shares outstanding                          6,083,414                6,022,375                 6,007,700

  Net effect of dilutive stock
  options and warrants--based
  on the treasury stock method
  using average market price                            187,090                  123,226                    24,396
                                                 --------------         ----------------        ------------------
                                                      6,270,504                6,145,601                 6,032,096
                                                 ==============         ================        ==================

Net income                                      $     2,052,986        $       1,792,519         $         882,932
                                                  =============          ===============          ================

Earnings per share                              $          0.33        $            0.29         $            0.15
                                                  =============          ===============          ================
0.15


FULLY DILUTED

   Average shares outstanding                         6,083,414                6,022,375                6,007,700

   Net effect of dilutive stock
   ptions and warrants--based on the treasury
   stock method using the higher of the ending
   or average market price                              190,254                  129,377                   29,199
                                                 --------------          ---------------          ---------------
                                                      6,273,668                6,151,752                6,036,899
                                                 ==============         ================          ===============

   Net income                                    $    2,052,986        $       1,792,519         $        882,932
                                                  =============         ================          ===============

   Earnings per share                            $         0.33        $            0.29         $           0.15
                                                  =============         ================          ===============

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